As filed with the Securities and Exchange Commission on  June 2 , 2011
                                                                                                                                                                                                                                                                                                                                                                                                                              Registration No. 333-171148

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment No.   4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LYONS LIQUORS INC.
(Exact name of registrant as specified in its charter)

Nevada	5900	27-1656207
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

2605 72nd Avenue East, M/S 344

Ellenton, Florida  34222

Telephone: (941) 932-8234

(Address and telephone number of principal executive offices)

with a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone: (206) 274-4598  Facsimile:  (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐      Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	160,000	$0.10 per share	$16,000	$1.14
Common Stock	1,000,000 (2)	$0.10 per share	$100,000	$7.13
TOTAL	1,160,000	$0.10 per share	$116,000	$8.27

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(2)	Being sold in a Direct Public Offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated:    June __,2011

PROSPECTUS

1,160,000 SHARES
COMMON STOCK

We are offering up to 1,000,000 shares in a primary offering on a best efforts, self-underwritten basis.  There is no minimum number of shares that must be sold for the offering to continue and the shares will be offered at a fixed price of $0.10 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.  In addition to our primary offering, the selling shareholders named in this prospectus are offering  160,000 of the shares of common stock offered through this prospectus for a period of up to two years from the effective date in a secondary offering.

Our common stock is presently not traded on any market or securities exchange.

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THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 6 to 12 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at a fixed price of  $0.10 per share for the duration of the offering . We intend to apply for quotation on the OTCBB, but there is no guarantee that we will be accepted for quotation or will engage a market maker to file an application on our behalf.  Each of the selling shareholders named herein are deemed underwriters of the shares of common stock which they are offering as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).   We determined the offering price by considering, the last sale price of our common stock to investors.  There is no assurance of when, if ever, our stock will be listed on an exchange.

We are offering up to 1,000,000 shares of our common stock in a direct public offering, on a self-underwritten, best efforts basis, which means that our officer and director will attempt to sell the shares, without any involvement of underwriters or broker-dealers.  This prospectus will permit our officer and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell.  Our officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The intended methods of communication include, without limitations, telephone and personal contact.  For more information, see the section of this prospectus entitled "Plan of Distribution”.  The shares will be offered at a fixed price of $0.10 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.  Our directors have not specified a minimum offering amount and there in no escrow account in operation.  The proceeds from the sale of the securities will be placed directly into our account and there will not be an escrow account.  The funds in the account will be subject to attachment by creditors.  Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering.  If this were to occur, we might be forced to curtail or abandon our operations with a loss to investors who purchase stock under this Prospectus and you could lose your entire investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

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The Date of This Prospectus Is:     June __, 2011

Summary

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.  The terms "Lyons Liquors" "we," "us" and "our" as used in this prospectus refer to Lyons Liquors Inc.

We  plan to enter  the retail liquor industry, specifically we intend to own and operate a premier chain of retail liquor stores under the Lyons Liquors brand.   We have not yet commenced operations and currently are in the process of developing our brand and determining the market for our services, developing a business marketing plan and capital formation.  Our day to day operations consist or working on these to ensure effective, efficient and timely completion.  Once we have raised sufficient capital we will begin our operations.  However, there is no guarantee that we will be successful in raising the required capital.

We are currently a development stage company which means that we dedicate a majority of our time towards activities required to keep developing our business plan.  We are currently engaging in corporate compliance activities, brand development, capital formation and real estate outlook.  Corporate Compliance activities include managing corporate minutes, supporting our attorneys with documentation required for public filings, supporting all accounting and audit document requirements, managing compliance issues and documentation support.  Brand Development activities entail, marketing our brand with partners, developing a channel sales program or channel partner program, to participate with other industry leaders for branding opportunities.  Currently we have yet to engage in any brand development agreements or partnerships with any such companies to promote our brand.  We currently have not identified any partners for this specific purpose.  As well as exploring opportunities that entail co-branding and marketing in advertising and trade show events.  Capital Formation activities entail the proposed development of exploring the possibilities of how to raise capital to open our first store location.  Syndicated opportunities, investment opportunities and exploring public market capital avenues.  Real Estate outlook activities entail us scouting and reviewing possible store locations, demographic studies, research reports on localities, retail driven areas, exploring and discussing with commercial real estate brokers on possible opportunities for shuttered stores, new stores, new construction, and existing options.  Specifically, we will partner with commercial real estate companies to assist in sourcing open store locations, new construction, auctioned sites, shuttered stores, and development opportunities with retail store developers.

We will require additional financing outside of this offering to open a store or more than one store.  At this time we do not have a timeline or have not identified such an event timeline as to when we will apply for licensure, commence operations as a single store or several stores.  We have not identified a timeline as to when we anticipate signing our first lease to open our first store.  The offering proceeds, even at 100%, will not be adequate to open any single store at this time and we will need to raise additional capital.  There is no assurance that we can and will be successful in raising any additional capital or necessary capital to open a single store.  At this time there is no specific timeline but we may engage in capital raising activities in 2011 for such specific purposes.  If we are not able to obtain such funding, raise additional capital to meet the requirements of opening a storefront, then our business may fail due to a lack of funding to commence operations and thus investors could lose their entire investment if our business plan is unsuccessful.

We are a development stage company and to date we have received no revenues. We hope to recognize revenues after we open our first retail store.  Our independent auditors have raised substantial doubts as to our ability to continue as a going concern without significant additional financing.  Our management estimates that we will need to raise a minimum of  $75,000 over the next twelve (12) months to commence and execute our business strategy, which includes the opening of our first retail store, which is currently under planning and development.  We estimate that it will take a minimum of twelve (12) months to execute our development strategy. We are not a blank check company as defined by Rule 419 of the Act because we have a clear business objective of becoming an owner operator of retail liquor stores.  At this time we have no plans, arrangements, commitments or understandings to engage in a merger or acquisition with another company.  Our objective is to develop our business of becoming an owner operator of a chain of retail liquor stores.  Our business may fail due to a lack of funding and thus investors could lose their entire investment.

The Offering:

Securities Being Offered	Up to 1,000,000 shares of common stock in a direct public offering, on a self-underwritten, best efforts basis, as well as 160,000 shares being offered by our selling shareholders.
Offering Price

The selling shareholders will sell our shares at a fixed price of $0.10 per share for the duration of the offering .  We determined the offering price by considering the last sale price of our common stock to investors. In addition, we are offering up to 1,000,000 shares of our common stock, at a fixed price of $0.10 per share, in a direct public offering, with no minimum, on a self-underwritten, best efforts basis.

Terms of the Offering

The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at a fixed price of  $0.10 per share.  We will pay all expenses of registering the securities, estimated at approximately $25,000. In addition, we are offering up to 1,000,000 shares of our common stock, at a fixed price of $0.10 per share , in a direct public offering, with no minimum, on a self-underwritten, best efforts basis, which means that our officer and director will attempt to sell the shares, without any involvement of underwriters or broker-dealers .

Termination of the Offering

The offering will conclude when all of the 160,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement. In addition, our primary offering will be open for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

Securities Issued And to be Issued

10,160,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  160,000 shares will be sold by existing shareholders and 1,000,000 shares will be sold by us in a direct public offering, with no minimum, on a self-underwritten, best efforts basis, which means that our officer and director will attempt to sell the shares, without any involvement of underwriters or broker-dealers.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.  However, we will receive proceeds from the shares of our common stock that we sell we sell pursuant to our Direct Public Offering.  See “Use of Proceeds.”

Market for the common stock

There is currently no public market for the shares of our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA to allow our shares of common stock to be quoted on the OTCBB, nor can there be any assurance that such an application for quotation will be approved if filed.  FINRA operates the OTCBB.  We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.

Summary Financial Information

The following audited financial information summarizes the more complete historical financial information at the end of this prospectus.

	March 31, 2011 (unaudited)	As of September 30, 2010 (Audited)
Balance Sheet
Total Assets	$11,304	$13,533
Total Liabilities	$29,212	$17,212
Stockholders’ Deficit	$(17,908)	$(3,679)
	For the six months ended March 31, 2011 (unaudited)	Period from December 17, 2009 (date of inception) to September 30, 2010 (Audited)
Income Statement
Revenue	$-	$-
Total Operating Expenses	$14,229	$29,679
Net Loss	$(14,229)	$(29,679)

Risk Factors

In addition to the other information provided in this Prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Our lack of operating history makes it difficult for us to evaluate our future business prospects and make decisions in implementing our business plan.  You are unable to determine whether we will ever become profitable, which increases your investment risk.

We were incorporated on December 17, 2009.  We have no operating history.  Our business plan is speculative and unproven.  There is no assurance that we will be successful in executing our business plan or that, even if we successfully implement our business plan, we will ever generate revenues or profits, which makes it difficult to evaluate our business.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues, or expenses.  If we make poor operational decisions in implementing our business plan, we may never generate revenues or become profitable or incur losses, which may result in a decline in our stock price.

There is substantial doubt about our ability to continue, as a going concern, as a result of our lack of revenues and financial resources, and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.

Our lack of operating history and financial resources raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty, and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.  If we do not or commence our operations, open retail stores, secure financing, and related activities or if we do not secure funding to implement our business plan, we estimate current available financial resources will sustain our operations only through the next few months, and then only if continued funding by the management of the company.

Because we will need additional capital to implement our business plan and may not be able to obtain sufficient capital, we may be forced to limit the scope of our operations, and our revenues may be reduced.

In connection with implementing our business plans, we will experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments.  Our capital needs will depend on numerous factors, including the following:

- our profitability;
- our ability to secure financing and acquire inventory and open new stores;
- the ability to generate revenues from the sale of product
- the ability to attract and retain customers.

We cannot assure you that we will be able to obtain capital in the future to meet our needs.  We have no sources of financing identified.  If we cannot obtain additional funding, we may be required to:

- limit our ability to implement our business plan;
- limit our marketing efforts; and
- decrease or eliminate capital expenditures.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us.  Any future capital investments could dilute or otherwise adversely affect the holdings or rights of our existing shareholders.  In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock.  Any additional financing may not be available to us, or if available, may not be on terms favorable to us.

We Will Require Financing To Achieve Our Current Business Strategy And Our Inability To Obtain Such Financing Could Prohibit Us From Executing Our Business Plan And Cause Us To Slow Down Our Expansion or Cease Our Operations.

We will need to raise a minimum of  $75,000 over the next twelve months through public or private debt or sale of equity to execute our business plan to become a revenue generating company.  Such financing may not be available as needed.  Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences or other terms.  If we are unable to obtain this financing on reasonable terms, we would be unable to hire the additional employees needed to execute our business plan and we would be forced to delay or scale back our plans for expansion.  This would delay our ability to get our operations to profitability and could force us to cease operations.  In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results or financial condition.

Moreover, in addition to monies needed to commence operations over the next twelve months, we anticipate requiring additional funds in order to execute any future plans for growth.  No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us.  There can be no assurance that we will be able to obtain financing if or when it is needed on terms we deem acceptable.

We are Part of a highly competitive and Fragmented Liquor Industry.  Individual states have different laws regulating liquor stores, complicating the ability to form national chains.

We will be competing directly with grocery stores, warehouse clubs, convenience stores and gas stations, and indirectly with restaurants, bars, and other establishments that serve alcohol.  There are over 30,000 liquor stores making product pricing very competitive.  Our profitability as a company will depend on effective marketing, diverse inventory and competitive pricing.  There is no assurance that we will be able to price our product competitively, or have the purchasing power that large companies enjoy.  The industry is very labor and capital intensive.

Liquor Store Sales Decrease Slightly.

Sales for beer, wine and liquor stores fell by 0.05 percent in June 2009 compared to June 2008.  For the first six months of 2009, beer, wine and liquor stores have seen sales 2.3 percent higher than the same period the previous year.  Alcohol sales were considered fairly recession resistant, but not anymore.  Liquor stores are facing increasing competition from grocery stores and warehouse clubs.  There can be no assurance that we will be able to compete against established brands, large independent liquor stores, large grocery chains and warehouse clubs.

Slow Market Growth.

The beverage market for beer is mature: per capita consumption of beer declined or was flat for most of the first decade of the 2000s.  Decreased beer consumption offset increases in wine and liquor consumption as a whole.  Annual beer consumption in 2007 rose nearly 0.5 percent to 21.8 gallons per capita, which brought it to the same level as in 1995.  Public education on responsible drinking, stricter drunk driving laws, and programs targeting underage drinking all contribute to flat category consumption rates.  There can be no assurance that our retail store sales will increase due to increased consumption.

Competition from Other Retailers.

Liquor stores face intense competition from grocery stores, warehouse clubs, convenience stores, gas stations, and (for some states) Internet retailers.  While many alternative channels have limited alcoholic beverage selections, most offer either convenience or low pricing.  Wal-Mart plans to quintuple alcohol sales to$5 billion between 2005 and 2010, primarily by pushing liquor.  Many grocery stores and warehouse clubs are challenging liquor stores on selection by expanding liquor departments (sometimes just seasonally) and offering more products.  Some alternative retailers are adding sommeliers to staff.  There can be no assurance that we will not be affected by the Wal-Mart effect.  There can be no assurance that we can adequately compete against such large liquor chains, grocery chains and warehouse clubs on price, value, purchasing power and customer service.  As such this could delay, postpone, shutter or end our expansion plans.  This could also cause us to close store locations which could drastically decrease revenues and profits.  This could also mean we may have to cease operations and you could lose your investment.

Complying with Government Regulations.

Federal, state and local governments heavily regulate the alcoholic beverage industry.  Multiple restrictions limit operations, and changing regulations can greatly affect business.  Noncompliance, especially violations concerning underage purchases, can result in costly fines and temporary closure.  In the worst case, liquor stores in general can lose their license, resulting in permanent closure.  There can be no assurances that we will not encounter compliance issues with state or local governments in the regions we plan to operate or open stores.  Government regulation can as such cause us to cease our operations.  If we cannot operate profitably, we may have to suspend or cease our operations.

Dependence on Consumer Spending and Customers.

Consumer spending and a healthy economy drive sales of alcohol, especially high-end products.  During the last and current recession, sales growth in liquor stores slowed while per capita consumption remained constant, reflecting consumers' increased price consciousness.  Consumers are more likely to shop sales or trade down from premium products during tough economic times.  Our success depends on our ability to attract customers on cost-effective terms.  If we are unsuccessful at attracting a sufficient number of clients, our ability to get repeat customers and our financial condition will be harmed.

High Excise Taxes.

State and federal excise taxes add incremental cost above wholesale prices, affecting liquor stores' margins and pricing.  Taxes make up a large percentage of the retail price for alcohol, and many state governments raise excise taxes to cover budget shortfalls.  Excise taxes differ by beverage, and are generally higher for liquor versus wine and beer.  Therefore this could have a material adverse effect on our business, operating results or financial condition.

Seasonal Sales.

Weak seasonal sales can detrimentally affect our entire fiscal year.  Consumption of wine and liquor increases during the winter holiday, when consumers tend to entertain more.  Consumption of beer peaks during the summer, and during key events like the Super Bowl.  Alternative retailers aggressively promote alcohol during key selling periods to capitalize on increased demand.  There can be no assurances that our promotions would be a success thus negatively affecting our seasonal sales.  This could have a material adverse effect on our company and our financial condition.

Direct to Consumer Internet Wine Sales Bypassing Liquor Store Retailers.

 As more states allow Internet sales of wine, more consumers can buy wine directly from manufacturers, bypassing retailers.  There can be no assurances that our customers will buy direct bypassing our stores therefore we would have declining revenues and profit.  This could have a material adverse effect on our business, operating results or financial condition.

We Face Intense Competition And Our Inability To Successfully Compete With Our Competitors Will Have A Material Adverse Effect On Our Results Of Operation.

The retail liquor industry is highly competitive.  Many of our competitors have longer operating histories, greater brand recognition, broader service lines and greater financial resources and advertising budgets than we do.  Many of our competitors have access to financing, volume purchasing deals and alliances.  We intend to rely solely on concepts developed by Ms. Shefali Vibhakar, our CEO and director.  There can be no assurance that we will build a strong proven brand or high volume store that will be available to support the products we will offer or allow us to seek expansion.  There can be no assurance that we will be able to compete effectively in this marketplace.

Our lack of an established brand name and relative lack of resources could negatively impact our ability to effectively compete in the retail liquor industry, which could reduce the value of your investment.

We do not have an established brand name or reputation in the business of retail liquor store industry.  We also have a relative lack of resources to conduct our business operations.  Thus, we may have difficulty effectively competing with companies that have greater name recognition and financial resources than we do.  Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the market.

Because Our Auditors Have Issued A Going Concern Opinion, There Is Substantial Uncertainty We Will Continue Operations In Which Case You Could Lose Your Investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

If We Do Not Make A Profit, We May Have To Suspend Or Cease Operations.

Because we are small and do not have much capital, we must limit our marketing to the existing business relationships of our CEO, Ms. Shefali Vibhakar.  Because we will be limiting our marketing activities, we may not be able to attract enough vendors and customers to operate profitably.  If we cannot operate profitably, we may have to suspend or cease our operations.

We Are Dependent On Our CEO, Ms. Shefali Vibhakar, To Guide Our Initial Operations and Implement Our Plan Of Operations.  If We Lose Such Services We Will Have To Change Our Business Plan/Direction or Cease Operations.

Our success will depend on the ability and resources of our CEO & President.  If we lose the services of our CEO, we will be forced to either change our business plan and direction or cease operations.  We have no written employment agreement with our CEO.  We have not obtained any key man life insurance relating to our CEO.  If we lose such services, we may not be able to hire and retain another CEO with comparable experience.  As a result, the loss of Ms. Shefali Vibhakar’s services could reduce our revenues.  We have no written employment agreement or covenant not to compete with Ms. Shefali Vibhakar.

Our CEO, Ms. Shefali Vibhakar, has no experience in the Retail Beverage Industry and has limited business experience.

Our success will have an even greater degree of difficulty due to the fact our CEO has no previous experience in this industry.  She will be gaining experience as we move forward, but has no previous experience from which to draw on past knowledge from.  She also has limited business experience, and since our success depends greatly on the ability of our CEO & President, this could have an adverse effect on our Company.

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably.

Our executive officers, directors and holders of 5% or more of our outstanding Common Stock beneficially own approximately 85% of our outstanding Common Stock.  As a result, they effectively control all matters requiring director and stockholder approval; including the election of directors and the approval of significant corporate transactions, such as mergers and related party transactions.  These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer.  This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

Risks Relating To Our Common Stock

The Offering Price Of The Shares Was Based On Our Last Sale Price of Our Common Stock to Investors, and Therefore Should Not Be Used As An Indicator Of The Future Market Price Of Our Shares.  Since the Offering Price Bears No Relationship To The Actual Value Of The Company, It May Make Our Shares Difficult To Sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares was based on our last sale price of our common stock to investors.  We did not consider our financial condition and prospects, our limited operating history or the general condition of the securities market when we determined our offering price.  The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value.  The offering price should not be regarded as an indicator of the future market price of the securities.

Because There Is No Public Trading Market For Our Common Stock, You May Not Be Able To Resell Your Stock.

There is currently no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

There Is No Assurance Of A Public Market Or That Our Common Stock Will Ever Trade On A Recognized Exchange or Quotation System.  Therefore, You May Be Unable To Liquidate Your Investment In Our Stock.

There is no established public trading market for our common stock.  Our shares are not and have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, to create such listing or quotation, nor can there be any assurance that such an application would be approved if filed, or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor may be unable to liquidate their investment.

If our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

We anticipate that our common stock will be quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule.”  This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses).  For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale.  As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market.  Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule.  In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

FINRA Sales Practice Requirements May Limit A Stockholder's Ability To Buy And Sell Our Stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because we do not have an audit or compensation committee, shareholders will have to rely on the board of directors, which is not independent, to perform these functions.

 We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  The sole member of the board of directors is not independent.  Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

CEO Shefali Vibhakar is responsible for our operations and SEC reporting.  The requirements of operating as a small public company are new to the management team and the employees as a whole.  This will require us to obtain outside assistance from legal, accounting, investor relations or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Although we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from recent legislation requiring companies to evaluate internal control over financial reporting.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ended September 30, 2010  and  the period ended March 31, 2011 .  We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements.  We expect that the cost of this program will require us to incur expenses and to devote resources to Section 404 compliance on an ongoing basis.

It is difficult for us to predict how long it will take to complete Management's assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting.  As a result, we may not be able to complete the assessment and process on a timely basis.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected.

Forward Looking Statements.

Some of the statements in this Prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer and thus we may not rely on the statutory safe harbor from liability for forward-looking statements.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with this offering.

Use of Proceeds

The Selling Stockholders are selling shares of common stock covered in the prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.  However, we will receive proceeds from the shares of our common stock that we sell we sell pursuant to our Direct Public Offering.  We plan to use the net proceeds from our direct public offering for sales and marketing and brand development.  We will work towards identifying location and real estate to open stores.

Our direct public offering is being made on a best efforts, self-underwritten basis - with no minimum and a maximum of $100,000. The offering scenarios presented below are for illustrative purposes only and the actual amount of proceeds, if any, may differ. The table below sets forth the use of proceeds if 25%, 50%, 75% or 100% is sold.

	25%	50%	75%	100%
Gross Proceeds	$25,000	$50,000	$75,000	$100,000
Offering Expenses	$25,000	$25,000	$25,000	$25,000
Net Proceeds	$0	$25,000	$50,000	$75,000

The net proceeds will be used approximately as follows:

	25%	50%	75%	100%
Real Estate	$0	$15,000	$25,000	$45,000
Brand Development	$0	$3,000	$15,000	$10,000
Marketing	$0	$4,000	$5,000	$10,000
Sales	$0	$3,000	$5,000	$10,000
Total	$0	$25,000	$50,000	$75,000

We will require additional financing outside of this offering to open a store or commence operations as an ongoing business.  The offering proceeds, even at 100%, will not be adequate to open any single store at this time and we will need to raise additional capital.  There is no assurance that we can and will be successful in raising any additional capital or necessary capital to open a single store.  The proceeds from this offering will be used for real estate prospecting, branding, sales and marketing.  These activities may be postponed until the company is successful in obtaining additional financing.  At this time there is no specific timeline but we may engage in capital raising activities in 2011 for such specific purposes.  If we are not able to obtain such funding, raise additional capital to meet the requirements of opening a storefront, then our business may fail due to a lack of funding to commence operations and thus investors could lose their entire investment if our business plan is unsuccessful.

Determination of Offering Price

The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at a fixed price of $0.10 per share. We determined the price of our public offering based to the last sale price of our common stock to investors.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The calculations below are based upon 10,160,000 common shares issued and outstanding and, a net tangible book value of $(27,908), or $ (0.003)   per share of common stock as of March 31, 2011 .

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

The following assumes the sale of 100% of the shares of common stock in this offering.  After giving effect to the sale of 1,000,000 shares at an offering price of $0.10 per share of common stock our net tangible book value as of the closing of this offering would increase from $(0.003) to 0.004 per share.  This represents an immediate increase in the net tangible book value of approximately $0.007 per share to current shareholders, and immediate dilution of about  $0.096 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.100
Net tangible book value per share prior to offering	$(0.003)
Increase per share attributable to new investors	$0.007
Net tangible book value per share after offering	$0.004
Dilution per share to new investors	$0.096
Percentage dilution	$96%

The following assumes the sale of 75% of the shares of common stock in this offering.  After giving effect to the sale of 750,000 shares at an offering price of $0.10 per share of common stock our net tangible book value as of the closing of this offering would increase from $(0.003) to 0.002 per share.  This represents an immediate increase in the net tangible book value of approximately $0.005 per share to current shareholders, and immediate dilution of about   $ 0.097 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.100
Net tangible book value per share prior to offering	$(0.003)
Increase per share attributable to new investors	$0.005
Net tangible book value per share after offering	$0.002
Dilution per share to new investors	$0.098
Percentage dilution	$98%

The following assumes the sale of 50% of the shares of common stock in this offering.  After giving effect to the sale of 500,000 shares at an offering price of $0.10 per share of common stock our net tangible book value as of the closing of this offering would increase from $(0.00 3 ) to 0.00 per share.  This represents  no change  in the net tangible book value of approximately $ 0.00 3 per share to current shareholders, and immediate dilution of about $ 0.100 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.100
Net tangible book value per share prior to offering	$(0.00 3 )
Increase per share attributable to new investors	$0. 003
Net tangible book value per share after offering	$0.000
Dilution per share to new investors	$0.100
Percentage dilution	$100%

 The following assumes the sale of 25% of the shares of common stock in this offering.  After giving effect to the sale of 250,000 shares at an offering price of $0.10 per share of common stock our net tangible book value as of the closing of this offering would not change .  This represents  no change  in the net tangible book value per share to current shareholders, and immediate dilution of about $ 0.10 3 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.100
Net tangible book value per share prior to offering	$(0.00 3 )
Increase per share attributable to new investors	$0.000
Net tangible book value per share after offering	$(0.00 3 )
Dilution per share to new investors	$0.10 3
Percentage dilution	$10 3%

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 160,000 shares of common stock offered for resale through this prospectus and it also covers the registration of the 1,000,000 shares of our common stock in a primary offering.  The 160,000 shares that were previously issued were acquired from us in private placements that were exempt from registration provided under Regulation 4(2) of the Securities Act of 1933.  All of these shares were issued by us in transactions not involving any public offering, to purchasers who had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment, who had access to the type of information normally provided in a prospectus, and who agreed not to resell or distribute the securities to the public.  In addition, we did not use any form of public solicitation or general advertising in connection with the issuance of the shares. Selling shareholders named herin are deemd underwriters of the shares of common stock which they are offering .

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

-

the number of shares owned by each prior to this offering;

-

the total number of shares that are to be offered for each;

-

the total number of shares that will be owned by each upon completion of the offering; and

-

the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
682641 Ontario Inc. (1)	1,000	1,000	Nil	Nil
Lyons Banc, Inc. (2)	100,000	100,000	Nil	Nil
Audrey Anger	1,000	1,000	Nil	Nil
Harry Anger	1,000	1,000	Nil	Nil
Nola Edwards	10,000	10,000	Nil	Nil
Victor Edwards	10,000	10,000	Nil	Nil
Indira Gandhi	1,500	1,500	Nil	Nil
Suryakant Gandhi	1,500	1,500	Nil	Nil
Cindy Hiles	3,000	3,000	Nil	Nil
Shanti Ramjeet	5,000	5,000	Nil	Nil
Wesley Ramjeet	5,000	5,000	Nil	Nil
Richard Stone	3,000	3,000	Nil	Nil
Ronald Stone	4,000	4,000	Nil	Nil
Gloria Thibault	1,000	1,000	Nil	Nil
Hasit Vibhakar (3)	10,000	10,000	Nil	Nil
Navin Vibhakar (4)	1,500	1,500	Nil	Nil
Niru Vibhakar (5)	1,500	1,500	Nil	Nil

(1)     682642 Ontario Inc. is controlled by Mr. Harry Anger, who is not related to our sole officer and director.

(2)     Lyons Banc is an entity majority controlled by Shefali Vibhakar, our sole officer and director.

(3)     Mr. Hasit Vibhakar is the spouse of our sole officer and director.

(4)     Dr. Navin Vibhakar the father in law of our sole officer and director.

(5)   Mrs. Niru Vibhakar is the mother in law of our sole officer and director.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on  10,160,000 shares of common stock outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or broker-dealer's affiliate.

In addition, we are offering up to 1,000,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, no minimum.  The offering price is at a fixed price of  $0.10 per share.  The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.   There is no minimum amount of shares that must be sold for the offering to continue.

Plan of Distribution

Our common stock is not currently quoted on the OTCBB.  No market may ever develop for our stock.  The selling stockholders may sell any of its common shares offered under this Prospectus from time to time.  Selling shareholdersnamed herein are deemed underwriters of the shares of common stock which they are offering.  Sales may be made directly or through brokers or dealers in connection with trades by the selling stockholders through the OTCBB or otherwise.  To the extent required by applicable law, a supplement to the Prospectus relating to the common shares being offered will set forth the terms of the offering of the common shares, including the name or names of any underwriters, dealers or agents, the purchase price of the common shares and the proceeds to the selling stockholders from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If dealers are used in the sale of common shares with respect to which this Prospectus is delivered or with respect to any block trades, the selling shareholder will sell such common shares to the dealers as principals.  The dealers may then sell such common shares to the public at varying prices to be determined by such dealers at the time of resale.  The name of the dealers and the terms of the transaction will be set forth in the Prospectus supplement relating to the extent required by law.

In connection with the sale of the common shares, agents may receive compensation from the selling stockholders or from purchasers of common shares for whom they may act as agents in the form of discounts, concessions or commissions. The selling shareholders named herein are deemed underwriters of the shares of common stock which they are  offering and any profit on the resale of the common shares by them may be deemed to be underwriting discounts or commissions under such Act.

Upon our being notified by a selling stockholders of any change in the identity of the selling stockholders or that any material arrangement has been entered into with a broker or dealer for the sale of any common shares through a secondary distribution, or a purchase by a broker or dealer, a Prospectus supplement  or post-effective amendment  will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing:

(i) the names of such brokers or dealers, the number of common shares to be sold;

(ii) the price at which such common shares are being sold;

(iii) the commissions paid or the discounts or concessions allowed to such brokers or dealers;

(iv) where applicable, that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented or amended;

(v) any change in the identity of the selling stockholders; and other facts material to the transaction.

Agents and dealers may be indemnified under agreements entered into with the selling shareholder against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make with respect thereto.  Agents and dealers may be customers of, engage in transactions with or perform services for the selling shareholder in the ordinary course of business.

In addition, we are offering up to 1,000,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, no minimum.  The offering price is $0.10 per share ar a fixed price for the duration of the offering. This prospectus will permit our officer and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell.  Our officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The intended methods of communication include, without limitations, telephone and personal contact.  The shares will be offered at a fixed price of $0.10 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.  Our board may choose to extend the offering for an additional 90 days if all of the shares are not sold at the end of 180 days from the effective date of this prospectus.

Our subscription agreement allows purchasers to purchase shares from us and requires that we promptly deliver a certificate representing the Shares, registered in the name of the Purchaser.  As well, it grants the Purchaser a two day cancellation right to cancel the subscription by sending notice to the Company by midnight on the 2nd business day after you the Purchaser signs the subscription agreement.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.  NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board.  The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files.  The NASD cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ.  Investors’ orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.   Currently, our common stock is not being quoted on the OTCBB and there is no assurance that a market maker will agree to file an application on our behalf and there is no guarantee even if an application is filed that we will be accepted for quotation.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Description of Securities

General

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws as they relate to our capital structure.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

We have 75,000,000 authorized shares of common stock with $.001 par value.  As of March 31, 2011 , there were 10,160,000 shares of our common stock issued and outstanding.  All shares are equal to each other with respect to liquidation and dividend rights.  Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.  Holders of our shares of common stock do not have cumulative voting rights.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders.  The holders are not permitted to vote their shares cumulatively.  Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors.  The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.  We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business.  Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.  Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.  There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.  There are no conversion, preemptive or other subscription rights or privileges with respect to any shares.

Preferred Stock

We are not authorized to issue any shares of preferred stock.

Dividend Policy

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Share Purchase Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Interests of Named Experts and Counsel

The legality of the shares offered under this registration statement is being passed upon by Dean Law Corp.

The financial statements included in this prospectus and the registration statement have been audited by Kingery & Crouse P.A.to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Organization

Lyons Liquors Inc. was incorporated pursuant to the laws of the State of Nevada on December 17, 2009.

We are:   a development stage company that has limited operating history; and has earned no revenues.

Since our inception, we have devoted our activities to the following:   d eveloping our business plan, determining the market for our services, developing a business marketing plan and capital formation.  Our day to day operations consist or working on these to ensure effective, efficient and timely completion.

We have no plans, arrangements, commitments or understandings to engage in any type of merger or acquisition with another company.  We are committed to developing our business plan, determining the market for our services, developing a business marketing plan and capital formation to ensure the future success of our business.

We have not sold any products or commenced any activities in the retail liquor store industry, retail real estate acquisition for a proposed store, business development, and have generated no revenues to date.

We have generated no revenues since inception.  There is substantial doubt about our ability to continue, as a going concern, over the next twelve months.

Business

We are engaged primarily in developing a premier chain of retail liquor stores under the Lyons Liquors brand with multiple growth strategies which  includes operating liquor stores under the Lyons Liquors brand.   There are currently over 30,000  liquor stores nationally with annualized revenues of $30 billion dollars.  The profitability of individual companies depends on effective marketing and competitive pricing.  Liquor stores compete directly with grocery stores, warehouse clubs, convenience stores and gas stations, and indirectly with restaurants, bars, and other establishments that serve alcohol.  We plan to carry products which include distilled spirits, beer and wine.  State laws dictate the type of alcohol sold in a particular venue.  In some states, only liquor stores can sell hard liquor.

We are currently a development stage company which means that we dedicate a majority of our time towards activities required to keep developing our business plan.  We are currently engaging in corporate compliance activities, brand development, capital formation and real estate outlook.  Corporate Compliance activities include managing corporate minutes, supporting our attorneys with documentation required for public filings, supporting all accounting and audit document requirements, managing compliance issues and documentation support.  Brand Development activities entail, marketing our brand with partners, developing a channel sales program or channel partner program, to participate with other industry leaders for branding opportunities.  Currently we have yet to engage in any brand development agreements or partnerships with any such companies to promote our brand.  We currently have not identified any partners for this specific purpose.  As well as exploring opportunities that entail co-branding and marketing in advertising and trade show events.  Capital Formation activities entail the proposed development of exploring the possibilities of how to raise capital to open our first store location.  Syndicated opportunities, investment opportunities and exploring public market capital avenues.  Real Estate outlook activities entail us scouting and reviewing possible store locations, demographic studies, research reports on localities, retail driven areas, exploring and discussing with commercial real estate brokers on possible opportunities for shuttered stores, new stores, new construction, and existing options.  Specifically, we will partner with commercial real estate companies to assist in sourcing open store locations, new construction, auctioned sites, shuttered stores, and development opportunities with retail store developers.

We will require additional financing outside of this offering to open a store or more than one store.  At this time we do not have a timeline or have not identified such an event timeline as to when we will apply for licensure, commence operations as a single store or several stores.  We have not identified a timeline as to when we anticipate signing our first lease to open our first store.  The offering proceeds, even at 100%, will not be adequate to open any single store at this time and we will need to raise additional capital.  There is no assurance that we can and will be successful in raising any additional capital or necessary capital to open a single store.  At this time there is no specific timeline but we may engage in capital raising activities in 2011 for such specific purposes.  If we are not able to obtain such funding, raise additional capital to meet the requirements of opening a storefront, then our business may fail due to a lack of funding to commence operations and thus investors could lose their entire investment if our business plan is unsuccessful.

Liquor stores may also be known as “package stores,” referring to the post-Prohibition law requiring stores to cover or “package” alcoholic beverages in public.  Each state has an alcohol control agency, and state laws regulate the sale of alcohol, including specifying what types of retailers may sell alcohol, and limiting days and hours of operation.  Most states are open or license states, and allow private ownership of retailers.  In control states, the state government controls liquor distribution, and may operate retail liquor outlets.  State-run liquor stores may be referred to as ABC (Alcoholic Beverage Control) stores.  We plan to engage our business in license states initially.

The State and Private or Open distribution process varies from state to state.  For example, if we decide to commence operations in a State controlled location, such as Ohio, we would obtain our liquor license from the alcohol control agency.  Also, since Ohio is a control state we would have to buy all our alcohol from the state agency at their published prices and resell at their retail prices.  With an open state, the difference is that we would be able to purchase our alcohol from private distributors or the open market at prices that are set by such private distributors.  Colorado is an example of an open state.

We have not identified any distributors except the ones mandated by the state government in the state controlled locations.  Each state has an alcohol control agency, and state laws regulate the sale of alcohol, including specifying what types of retailers may sell alcohol, and limiting days and hours of operation.  Most states are open or license states, and allow private ownership of retailers.  In control states, the state government controls liquor distribution, and may operate retail liquor outlets.  State-run liquor stores may be referred to as ABC (Alcoholic Beverage Control) stores.  Liquor stores sell alcohol for off-premise consumption, and require a state-issued license to operate.  In some areas, stores may require additional licenses from municipal or county authorities.  Liquor licenses are generally more expensive and difficult to obtain than beer and wine licenses.  Some states use quota licenses, which limit the number of liquor licenses based on the population.  In quota states, new liquor stores must either buy an existing license or enter a lottery for a new quota license.  We believe certain states are great for entry based on several of the above factors.  We have identified a few states based on competition, access to capital, entry to market, access to licenses (quota only) and cost of doing business.  Some of these states we believe are a good fit for our model is as follows:  Ohio-Control State, Colorado-Open State, Florida-Open State.

Liquor stores sell alcohol for off-premise consumption, and require a state-issued license to operate.  In some areas, stores may require additional licenses from municipal or county authorities.  Liquor licenses are generally more expensive and difficult to obtain than beer and wine licenses.  Some states use quota licenses, which limit the number of liquor licenses based on the population.  In quota states, new liquor stores must either buy an existing license or enter a lottery for a new quota license.  We plan to operate our business in state issued license locations initially due to the cost of quota licenses and the high price to obtain a quota license.  Quota Licenses are very expensive with prices ranging from $75,000 to $ 300,000 or more.

In terms of opening a retail location, some geographic markets will be higher or lower in the overall cost of opening a store based on several factors as follows.  We also take into consideration the difference in cost in control states and open states.  For example, in a control state the state alcohol board can sometimes advance the inventory weekly thus allowing the sales agent or company to control cash flow.  This can be based on many specific factors such as proprietor credit, track record; essentially a line of inventory credit.  In open states the private negotiations of credit between suppliers, distributors and company can also be beneficial if credit is extended under many other circumstances.  So the cost of entry per store can vary due to the above factors.  There is no consistent way to present this information as it is truly case by case.

Currently,  we have not taken any steps to obtain or apply towards being licensed in any state to commence the sale of liquor.  We intend to operate in the following states:  Florida, Ohio, Colorado, Georgia, Kansas and South Carolina. Georgia, Kansas and South Carolina are not control States.  To obtain a list of all sates that are control states please visit the National Association Representing the Control State Systems (NABCA) at their official website:  http://www.nabca.org/States/States.aspx#.

For State controlled liquor stores, we will have the state liquor distribution process and private distributors.  We have not identified any distributors except the ones mandated by the state government in the state controlled locations.  Each state has an alcohol control agency, and state laws regulate the sale of alcohol, including specifying what types of retailers may sell alcohol, and limiting days and hours of operation.  Most states are open or license states, and allow private ownership of retailers.  In control states, the state government controls liquor distribution, and may operate retail liquor outlets.  State-run liquor stores may be referred to as ABC (Alcoholic Beverage Control) stores.  Liquor stores sell alcohol for off-premise consumption, and require a state-issued license to operate.  In some areas, stores may require additional licenses from municipal or county authorities.  Liquor licenses are generally more expensive and difficult to obtain than beer and wine licenses.  Some states use quota licenses, which limit the number of liquor licenses based on the population.  In quota states, new liquor stores must either buy an existing license or enter a lottery for a new quota license.  We believe that certain states are great for entry based on several of the above factors.  We have identified a few states based on competition, access to capital, entry to market, access to licenses (quota only) and cost of doing business.  Our business may fail due to a lack of funding to commence operations and thus investors could lose their entire investment if the business plan is unsuccessful.

Sales and Marketing Strategy

The typical customer for our proposed liquor store would vary by product mix: liquor consumers tend to be older, wine consumers older and female, beer consumers younger and male.  Men consume more alcohol than women.  Alcohol consumption per person in the US in 2007 was about 22 gallons of beer, 2.5 gallons of wine and 1.4 gallons of liquor.  State alcohol boards regulate advertising and promotion for alcohol to discourage excessive or under-age consumption.  As a liquor store we would rely heavily on in-store displays and window signage, and may use newspaper, print, outdoor or radio advertising.  State restrictions may limit or prohibit price reduction ads in window signage.  Our liquor store would rely on manufacturer advertising to generate awareness or “consumer pull.”  Broadcast networks have voluntarily banned hard liquor ads since the 1950s, limiting marketing effectiveness.  Tastings help drive store traffic and educate customers, so we would participate in tasting when and where feasible by state law.

Superior customer service helps liquor stores differentiate from other liquor retailers.  Large product selections require a knowledgeable sales staff to help customers navigate through thousands of beverage choices.  A high-end liquor store may offer temperature-controlled storage for premium wines and liquors or provide help in constructing a wine cellar.  Internet sales of alcohol are controversial, as states claim that Internet sales reduce tax revenue and lack age verification.  Liquor stores offering beverages through websites typically ship locally, as interstate shipping is complicated, and sometimes prohibited.  Although Internet sales help specialty liquor stores, state restrictions limit sales potential.  Legislative efforts on behalf of small wineries have lessened restrictions on direct sales of wine to out-of-state consumers.  We will not participate in any kind of internet sales, our stores will strictly be independent retail locations.

Retail prices for alcoholic beverages differ by state, depending on excise taxes.  In general, liquor retail prices fall into one of four segments: value (under $10); premium ($10 to $20); super premium ($15 to $25); and ultra-premium ($25 and up).  Stores may buy close-out merchandise from distributors and may reduce retail prices.  Some states prohibit distributors from offering quantity discounts, leveling the playing field for small, independent liquor stores.  In control states, where state governments operate distributors but the retail sector is privately owned, laws establish retail markups.  We plan to participate in all four price segments based on our store locations and demographics.

Competitive Business Conditions

Personal income, consumer tastes and entertainment trends drive demand.  The profitability of individual companies depends on effective marketing and competitive pricing. We plan to differentiate ourselves from the competition by having a localized marketing program that will allow us to embed ourselves with that local community.  This can be done by sponsorship of local sports teams, community events; local newspaper adverts, becoming the local hometown liquor retailer.  Large companies offer wide selections and deep discounts, but small companies compete by offering specialized merchandise, providing superior customer service, or serving a local market. We believe that we will differentiate ourselves by providing better service, and by providing a more personalized shopping experience by allowing the consumer to place special orders and allowing them to educate themselves on our product by offering tastings and other events to acquire goodwill with the local community shopper.  Liquor stores compete directly with grocery stores, warehouse clubs, convenience stores, and gas stations, and indirectly with restaurants, bars, and other establishments that serve alcohol.  To this end we believe that the local shopper or consumer will support their small hometown liquor retailer compared to a Wal-Mart.  We hope to compete effectively to capture such market share.  In states like Ohio which is a control state or a “monopoly state” because we are state governed, the only differentiation would be location and service.  Consumers will get the same price in all ABC stores but they will choose to shop at a particular store if they find better service and locality of convenience.

Compliance with Government Regulation

Federal, state and local governments heavily regulate the alcoholic beverage industry.  Multiple restrictions limit operations, and changing regulations can greatly affect business.  Noncompliance, especially violations concerning underage purchases, can result in costly fines and temporary closure.  In the worst case, liquor stores in general can lose their license, resulting in permanent closure.  There can be no assurances that we will not encounter compliance issues with state or local governments in the regions we plan to operate or open stores.  Government regulation can as such cause us to cease our operations.  If we cannot operate profitably, we may have to suspend or cease our operations.

There are no specific  Federal governmental  permits or licences required for selling alcoholic beverages, but rather State governmental requirements that we must receive approval for.  These specific regulations will be identified once we have an intention to commence operations in a specific state.  We have not received any governmental approvals to commence or conduct business in the sale of liquor products in a retail environment.  It is important to understand that we cannot apply for a license first.  The process we are taking is to first identify a location to open a retail store, upon negotiations of a favorable lease, we would apply for such licenses or approvals, upon approval we would commence on the delivery of an opening store date and thus commence operations.  One of the requirements to obtain a license or approval is to have a location or lease in place which must be submitted at the time of the application. If we are unable to secure the required federal, state or local approval we will be unable to operate and therefore will be unable to generate any revenues or profitability.  This could cause you to lose your entire investment in us.

Employees

We have one full-time employee, involved in management.

Research and Development Expenditures

We have not incurred any research or development expenses.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

We have no intellectual property except we own our own domain address which signifies our online presence.  Our trade name is our company name which is legally incorporated in the state of Nevada.  Our company name is also our trade name.  The logo is also designed and owned by our CEO. We have designed our logo and thus own the creative design; we have put the logo into service and thus claim to have the TM trademark.  Our logo is unique.  We have not applied for Federal Trademark registration at this time.  Federal Trademark Registration gives national protection, and puts parties on notice of the trademark across the nation.

Description of Property

Our executive, administrative and operating offices are located at 2605 72nd Avenue East, M/S 344, Ellenton, Florida  34222.  This office is owned and controlled by our CEO and director, Ms. Shefali Vibhakar.   Ms. Vibhakar has provided us with this office at no cost to us .  Our corporate mailing address is PO Box 344, Ellenton, FL 34222.

We believe this space is adequate for our current needs.

At the present time, we do not intend to renovate, improve or develop properties.  We are not subject to competitive conditions for property and currently have no property to insure.  We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

Legal Proceedings

There are no pending or threatened lawsuits against us.

Market for Common Equity and Related Stockholder Matters

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities, although we do plan on engaging a market maker to apply for a listing on the OTC Bulletin for our common stock.  However, as of the date of this prospectus we have not engaged such market maker and there is no assurance that our common stock will ever become quoted on the OTC Bulletin Board.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

-

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
-

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

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Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this Prospectus, no filing has been made.   There is no assurance that a market maker will agree to file an application on our behalf and there is no guarantee that even if an application is fled that we will be accepted for quotation.   Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol and allow sales of our common stock under Rule 144.

There are  6 0,000 shares of our common stock held by non-affiliates and  10, 1 00,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.   60,000 shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective.  All of our shares held by affiliates and shares not being registered in this registration statement will be subject to the resale restrictions of Rule 144.  In general, affiliates holding restricted securities, must hold their shares for a period of at least six months assuming we are current in our SEC reports or one year if we are not, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  These restrictions do not apply to re-sales under Rule 144for non-affiliates holding unregistered shares for at least one year.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days.  The manner of sale limitations requires sales through a broker on the market in an unsolicited transaction.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 18 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Stock Option Grants

As of the date of this prospectus, we had not granted any stock options.

Plan of Operations

We intend to engage primarily in owning and operating retail liquor stores under our own brand.  We have generated no revenues to date.

Development Stage Expenditures

Development stage expenditures during the period from inception on December 17, 2009 to March 31, 2011 were $ 43,908 , which consisted general and administrative expenses related to our formation and legal, accounting and other fees related to our formation and this offering.

Financial Condition, Liquidity and Capital Resources

Our principal capital resources have been acquired through the sale of shares of our common stock and the founders’ initial contributions.

At March 31, 2011 , we had total assets of $ 11,304 consisting of cash, deferred offering costs and deposits.

At March 31, 2011 , our total liabilities were $ 29,212 consisting of accrued expenses.

The Company believes that it has the adequate capital it needs to fund operations as is.  If there is capital , the CEO has indicated that she will advance the Company the necessary funding or project finance at current bank lending rates.

Cash Requirements

We intend to provide funding for our activities, if any, through a combination of the private placement of its equity securities, the public sales of equity securities and borrowing from commercial lenders or our president.   Our CEO has agreed to provide funding necessary to cover minimal operations, though not funding necessary to commence operations.  Basic funding specifically means the costs such as legal, accounting, EDGAR, SEC reporting and minimal administration costs.  Our CEO has not agreed to offer any funding that may be required to open a new store, purchase inventory and hire employees.    The anticipated amount of this loan will be not be known at until the time a loan is determined to be needed.  The amount will be based on the amount of funding needed to maintain minimal operation and the cost of becoming a public company from that point in time going forward.   She is not obligated to do make any further advances.  We have no agreement, commitment or understanding to secure any such funding from any other source.

As of the date of this Prospectus, we believe  we have sufficient funds to maintain minimal operations for less than one month , but not commence our business plan of opening retail liquor stores.  We believe we can sustain minimal operations for longer than one month with advances from our CEO .  We don’t have any expenses other than auditor fees and attorney fees.  These are either paid up in advance or we will receive an invoice and at that time request an advance from our CEO to loan the company such monies to fund these invoices.  At this time we anticipate $ 10,000 in professional fees that will come due in the next six months.

There is uncertainty regarding our ability to commence operations of our retail liquor store business plan without additional financing.  Our management estimates that we will need to raise a minimum of  $75,000 over the next twelve (12) months to commence and execute our business strategy, which includes the opening of our first retail store, which is currently under planning and development.  We estimate that it will take a minimum of twelve (12) months to execute our development strategy.  We have a history of operating losses, limited funds and no agreements, commitments or understandings to secure additional financing except as set forth above.  Our future success is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing.  There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.  Our inability to obtain additional cash could have a material adverse affect on our financial position, results of operations and its ability to continue in existence.  The opening of our retail store and the resultant ability to recognize future revenues and generate cash from operations is contingent on receiving minimum financing of $75,000.  We intend to use all funds raised in our primary offering towards opening our first retail liquor store.  Although we anticipate that the minimum financing required to open a single location is $75,000, the cost can vary between $ 75,000 to $ 300,000 based on the geographic location, license fees, inventory requirements, size and space of the real estate.  We intend to raise additional financing to fund our operations once our common stock becomes quoted on the OTCBB through a combination of debt and equity financing.  However, there is no guarantee that  our common stock will ever become quoted on the OTCBB or that we will be able to raise sufficient financing to fund our operations.

We anticipate working with commercial real estate agents and brokers who will assist us in identifying possible locations in states we believe would be good entry points for our company.  These agents or brokers have been given a basic description and parameters we would require for footprint to provide search results.  At this time this is an exploratory event as we are gathering this data to better understand the costs, feasibility of opening a store.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of Operations for the Period from December 17, 2009 (Inception) to September 30, 2010

We did not earn any revenues for the period from December 17, 2009 (Inception) to September 30, 2010.  We incurred operating expenses in the amount of $29,679 for the period from December 17, 2009 (Inception) to September 30, 2010.  These operating expenses were comprised of general and administrative expenses of $29,679.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Results of Operations for the  Six Months ended March 31, 2011

We did not earn any revenues for the  six months ending March 31, 2011 .  We incurred operating expenses in the amount of $ 14,229 for the  six months ending March 31, 2011 . These operating expenses were comprised of general and administrative expenses of $ 14,229 .

Basis of Reporting

We did not earn any revenues for the period from December 17, 2009 (Inception) to March 31, 2011 .  We incurred operating expenses in the amount of $ 43,908 for the period from December 17, 2009 (Inception) to March 31, 2011 .  These operating expenses were comprised of general and administrative expenses of  .

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

While the Company is attempting to execute its development strategy, the Company’s cash position may not be sufficient to support the Company’s daily operations without significant financing.  While the Company believes in the viability of its strategy to produce sales volume and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, raise additional capital and generate sufficient revenues.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto.  The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal.  Our directors and executive officers are as follows:

Name	Age	Position
Ms. Shefali Vibhakar	37	CEO, President & Director

Ms. Vibhakar is responsible for establishing the company’s business model to be implemented at Lyons Liquors.  She has served as our President & CEO since inception.  Shefali is responsible for the strategic direction and overall day to day operations of Lyons Liquors. She has no direct experience in running or developing a retail liquor chain. From June 2006 to Dec 2009, Ms. Vibhakar was the founder, President and C.E.O. of Corporate Wire, Inc. a private company  that is an online press release service that offers both free and paid press distribution to search engines, newswires and websites for private and small public companies.  During her time at Corporate Wire, built the company to over 1,500 members and successfully developed the code and software engine to run the site. In 2009 Shefali left Corporate Wire to start Lyons Liquors where she has been President and C.E.O. to present. Shefali holds a Bachelor of Science degree in Computer Science and Engineering from University of Mass, Boston, MA.  She is also a Certified Risk and Compliance Management Professional (CRCMP) and a Member of the International Association of Risk and Compliance Professionals (IARCP). Ms. Vibhakar has no experience in the Beverage Retail Industry and has limited business experience.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

No officer, director or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

-	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
-	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
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Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

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Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the latest fiscal year ended September , 2010.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total
Shefali Vibhakar	CEO	2009	0	0	0	0	0	0	0	0
Shefali Vibhakar	CEO	2010	18,000	0	0	0	0	0	0	18,000

The above 2010 compensation includes $17,212 of accrued compensation.   We do not anticipate paying any direct compensation to our sole officer and director at this time or in the near future.  We are currently evaluating similar compensation agreements to better understand what would be an acceptable agreement to set for our sole office and director.  We will consider all benchmarks from comparable companies and sectors in evaluating a mutual employment agreement.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Compensation Agreements

On January 13, 2010, we entered into an employment agreement with our CEO for a term of one year from the date of signing.  Our CEO will be paid $2,000 per month, and either party can terminate the Employment Agreement without cause upon thirty (30) days’ notice to the other party.

Members of our Board of Directors do not receive compensation for their services as Directors.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is 2605 72nd Avenue East, PO Box 322, Ellenton, FL 34222.

Shareholders	# of Shares	Percentage
Shefali Vibhakar	10,100,000	99.4%
All directors and executive officers as a group [1 person]	10,100,000	99.4%
Includes 100,000 shares held by Lyons Banc, Inc., an entity majority controlled by Ms. Vibhakar

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 10,160,000 shares of common stock outstanding as of February 15, 2010.

Certain Relationships and Related Transactions

Upon formation, Ms. Shefali Vibhakar, our founder and president received 10,000,000 million shares par value $.001 as the founding officer and executive of the company.   Our president has orally agreed to provide us necessary funding to maintain minimal operations and fund the cost of our becoming a public company at interest of 5%, payable upon demand.  The anticipated amount of this loan will be not be known at until the time a loan is determined to be needed.  The amount will be based on the amount of funding needed to maintain minimal operation and the cost of becoming a public company from that point in time going forward.  She is not obligated to make any further advances.  We have no agreement, commitment or understanding to secure any such funding from any other source.

Ms. Vibhakar may be considered our promoter.

Our office is located at 2605 72nd Avenue East, M/S 344, Ellenton, Florida  34222.   The   office is provided by our President .

Except as set forth above, we have not entered into any material transactions with any director, executive officer, promoter, beneficial owner of five percent or more of our shares, or family members of such persons since our inception.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LYONS LIQUORS INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Lyons Liquors Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Lyons Liquors Inc. (a development stage Company) as of September 30, 2010, and the related consolidated statements of operations, stockholders' (deficit), and cash flows for the period from inception (December 17, 2009) to September 30, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing, the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lyons Liquors Inc. as of September 30, 2010, and the results of its operations, and its cash flows for the period from inception (December 17, 2009) to September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred significant losses from operations and has working capital and stockholder deficiencies.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to this matter are also discussed in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kingery & Crouse PA

Cerified Public Accountants

Tampa, Florida

November 19, 2010

LYONS LIQUORS INC.

(a development stage company)

BALANCE SHEET

As of September 30, 2010

ASSETS

CURRENT ASSETS
Cash	$ 7,736

Total Current Assets	7,736

OTHER ASSETS
Deferred Offering Costs	5,000
Deposits	797

TOTAL ASSETS	$ 13,533

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued Expenses	$ 17,212

Total Current Liabilities	17,212

STOCKHOLDERS' DEFICIT

Common Stock - Par value $0.001;
Authorized: 75,000,000
Issued and Outstanding: 10,160,000	10,160
Additional Paid-In Capital	15,840
Deficit accumulated during the development stage	(29,679)

Total Stockholders' Deficit	(3,679)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 13,533

The accompanying notes are an integral part of these financial statements.

LYONS LIQUORS INC.

(a development stage company)

STATEMENT OF OPERATIONS

Inception (December 17, 2009) through September 30, 2010

REVENUE	$ -

OPERATING EXPENSES:

GENERAL AND ADMINISTRATIVE EXPENSES	29,679

TOTAL OPERATING EXPENSES	29,679

LOSS BEFORE INCOME TAXES	(29,679)

INCOME TAXES	-

NET LOSS	$ (29,679)

Net Loss Per Common Share, basic & diluted	$ (0.00)

Weighted Common Shares Outstanding, basic & diluted	10,126,739

The accompanying notes are an integral part of these financial statements.

LYONS LIQUORS INC.

(a development stage company)

STATEMENT OF STOCKHOLDERS' DEFICIT

Inception (December 17, 2009) through September 30, 2010

				DEFICIT
				ACCUMULATED
				DURING THE
	COMMON STOCK		PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL
Stock issued as founder's shares
on January 13, 2010, at $0.001
per share for cash	10,000,000	$ 10,000	$ -	$ -	$ 10,000

Stock issued for cash from
January through June, 2010,
at $0.10 per share for cash	160,000	160	15,840	-	16,000

Net Loss				(29,679)	(29,679)

Balance, September 30, 2010	10,160,000	$ 10,160	$ 15,840	$ (29,679)	$ (3,679)

The accompanying notes are an integral part of these financial statements.

LYONS LIQUORS INC.

(a development stage company)

STATEMENT OF CASH FLOWS

Inception (December 17, 2009) through September 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$ (29,679)

(Increase) in Deposits	(797)
(Increase) in Deferred Offering Costs	(5,000)
Increase in Accrued Expenses	17,212

Total adjustments to net income	11,415

Net cash (used in) operating activities	(18,264)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Common shares issued for cash	26,000

Net cash provided by financing activities	26,000

Net increase in cash	7,736
Cash - beginning balance	-

CASH BALANCE - END OF PERIOD	$ 7,736

Cash paid for:
Interest	$ -
Income taxes	$ -

The accompanying notes are an integral part of these financial statements.

LYONS LIQUORS INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

September 30, 2010

NOTE 1	NATURE OF OPERATIONS

Lyons Liquors Inc. (the “Company”), is a development stage company incorporated on December 17, 2009 under the laws of the State of Nevada.  Lyons Liquors Inc. intends to operate in the retail liquor industry and to own and operate a chain of retail liquor stores under the Lyons Liquors brand.

We are a development stage company and to date, we have received no revenues from our operations.  Initial operations have included organization, target market identification, marketing plans and capital formation.  A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace.

The Company has adopted its fiscal year end to be September 30.

NOTE 2	SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is a development stage company and is still devoting substantially all of its efforts on establishing the business, and therefore its planned principal operations have not commenced.  Losses accumulated since inception have been considered part of the Company’s development stage activities.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered or the service is performed.  Provision for sales returns will be estimated based on the Company’s historical return experience.

Deferred revenue is recorded for amounts received in advance of the time at which services are performed and included in revenue at the completion of the related services.

Intangible Assets and Long Lived Assets

The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Deferred offering costs

Costs associated with the preparation of the Company’s registration statement on Form S-1 will be capitalized and charged against the proceeds of the offering.  Should the offering be abandoned these costs will be charged to operations.  As of September 30, 2010, $5,000 in legal fees has been recorded as deferred offering costs.  The Company is committed to an additional $10,000 in legal fees related to the offering.

Fair value of financial instruments

The Company’s short-term financial instruments consist of cash and cash equivalents.  The carrying amounts of the financial instruments approximate fair value because of their short-term maturities.  The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

Income Taxes

The Company follows ASC 740 Income Taxes for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

All tax periods from inception remain open to examination by taxing authorities.

Stock-Based Compensation

The Company accounts for stock based compensation in accordance with ASC 718 Stock Compensation.  This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements.  The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees.  The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions.

Net Income (Loss) Per Common Share

Basic earnings (loss) per share are calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period.  Diluted earnings (loss) per share are calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding.  During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Recent Pronouncements

In January 2010, the FASB issued authoritative guidance that requires new disclosures and clarifies certain existing disclosure requirements about fair value measurements.  The new guidance requires a reporting entity to disclose significant transfers in and out of Level 1 and Level 2 fair value measurements, to describe the reasons for the transfers and to present separately information about purchases, sales, issuances and settlements for fair value measurements using significant unobservable inputs.  We adopted the guidance during the year ended September 30, 2010, except for disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements, which is effective for interim and annual reporting periods beginning after December 15, 2010,  The adoption of the guidance did not have a material impact on our financial statements, and we do not currently expect the adoption of the balance of the guidance to have a material impact on our financial statements for future periods.

In February 2010, the FASB issued updated authoritative guidance regarding the reporting of subsequent events, removing the requirement for an issuer to disclose a date through which subsequent events have been evaluated.  The guidance was effective upon issuance in February 2010, and was adopted during our year ended September 30, 2010.  The adoption of this guidance did not have a material impact on our financial statements.  Subsequent events have been evaluated through November 19, 2010, the date the financial statements were available to be issued.

The Company does not believe that other recently issued accounting pronouncements currently apply to it.

NOTE 3	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $29,679 and has working capital and shareholder deficits of $9,476 and $3,679 and has no revenue generating operations.  These conditions raise substantial doubt about its ability to continue as a going concern.

While the Company is attempting to execute its development strategy, the Company’s cash position may not be sufficient to support the Company’s daily operations without significant financing.  While the Company believes in the viability of its strategy to produce sales volume and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

NOTE 4	ACCRUED EXPENSES

Accounts payable and accrued expenses consist of trade payables from normal operations of the business.  As of September 30, 2010, the Company has accrued $17,212 in compensation payable to its president and CEO.

NOTE 5	STOCKHOLDERS’ EQUITY

Common stock

Common Stock includes 75,000,000 shares authorized at a par value of $0.001.

On January 13, 2010, the Company issued 10,000,000 shares of common stock for cash at $0.001 per share for a total value of $10,000 to its founder.

From January through September 2010, the Company issued 160,000 shares of common stock for cash at $0.10 per share or for a value of $16,000, including 100,000 shares for $10,000 to an affiliate.

NOTE 6	INCOME TAXES

No provision was made for federal income tax since the Company has significant net operating losses.  From inception to June 30, 2010, the Company had an operating loss of $12,467.  The net operating loss carry-forwards may be used to reduce taxable income through the year 2030.  The availability of the Company’s net operating loss carry-forwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock.  The principal difference between the loss for income tax purposes and financial reporting purposes results from accrued officer salary.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.  Significant components of the Company's deferred tax liabilities and assets as of September 30, 2010 are as follows:

Deferred tax assets:
Federal net operating loss	$1,870
State net operating loss	630

Total deferred tax assets	2,500
Less valuation allowance	(2,500)

$-

The Company has provided a 100% valuation allowance on the deferred tax assets at  September 30, 2010, to reduce such asset to zero, since there is no assurance that the Company will generate future taxable income to utilize such asset.  Management will review this valuation allowance requirement periodically and make adjustments as warranted.

The reconciliation of the effective income tax rate to the federal statutory rate for the period ended September 30, 2010, is as follows:

2010
Federal income tax rate	(15.0)%
State tax, net of federal benefit	(5.0)
Increase in valuation allowance	20.0
Effective income tax rate	0.0%

NOTE 8	EMPLOYMENT CONTRACT & INCENTIVE COMMITMENTS

On January 13, 2010, the Company entered into a verbal employment agreement with its officer - CEO (“Employee”) for a term of one year from the date of signing.  The Employee will be paid $2,000 per month.  Either the Company or the Employee can terminate the Employment Agreement without cause upon thirty (30) days’ notice to the other party.

LYONS LIQUORS INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF MARCH 31, 2011

(UNAUDITED)

LYONS LIQUORS INC.

(a development stage company)

BALANCE SHEET

As of March 31, 2011
(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$ 507

Total Current Assets	507

OTHER ASSETS
Deferred Offering Costs	10,000
Deposits	797

TOTAL ASSETS	$ 11,304

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued Expenses	29,212

Total Current Liabilities	29,212

STOCKHOLDERS' DEFICIT

Common Stock - Par value $0.001;
Authorized: 75,000,000
Issued and Outstanding: 10,160,000	10,160
Additional Paid-In Capital	15,840
Deficit accumulated during the development stage	(43,908)

Total Stockholders' Deficit	(17,908)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 11,304

The accompanying notes are an integral part of these financial statements.

LYONS LIQUORS INC.

(a development stage company)

STATEMENTS OF OPERATIONS

Inception (December 17, 2009) through March 31, 2010,

Six Months Ended March 31, 2011 and

Inception (December 17, 2009) through March 31, 2011

(Unaudited)

	Inception to March 31, 2010	Six Months Ended March 31,2011	Inception (Dec. 17, 2009) toMarch 31, 2011
REVENUE	$ -	$ -	$ -

OPERATING EXPENSES:

GENERAL AND ADMINISTRATIVE EXPENSES	11,407	14,229	43,908

TOTAL OPERATING EXPENSES	11,407	14,229	43,908

LOSS BEFORE INCOME TAXES	(11,407)	(14,229)	(43,908)

INCOME TAXES			-

NET LOSS	$ (11,407)	$ (14,229)	$ (43,908)

Net Loss Per Common Share, basic & diluted	$ (0.00)	$ (0.00)

Weighted Common Shares Outstanding, basic & diluted	10,075,000	10,160,000

The accompanying notes are an integral part of these financial statements.

LYONS LIQUORS INC.

(a development stage company)

STATEMENT OF STOCKHOLDERS' DEFICIT

Inception (December 17, 2009) through March 31, 2011

				DEFICIT
				ACCUMULATED
				DURING THE
	COMMON STOCK		PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL
Stock issued as founder's shares
on January 13, 2010, at $0.001
per share for cash	10,000,000	$ 10,000	$ -	$ -	$ 10,000

Stock issued for cash from
January through June, 2010,
at $0.10 per share for cash	160,000	160	15,840	-	16,000

Net Loss				(29,679)	(29,679)

Balance, September 30, 2010	10,160,000	10,160	15,840	(29,679)	(3,679)

Net Loss	-	-	-	(14,229)	(14,229)

Balance, March 31,2011 (Unaudited)	10,160,000	$ 10,160	$ 15,840	$ (43,908)	$ (17,908)

The accompanying notes are an integral part of these financial statements.

LYONS LIQUORS INC.

(a development stage company)

STATEMENTS OF CASH FLOWS

Inception (December 17, 2009) through March 31, 2010,

Six Months Ended March 31, 2011 and

Inception (December 17, 2009) through March 31, 2011

(Unaudited)

	Inception to March 31, 2010	Six Months Ended March 31, 2011	Inception (Dec. 17, 2009) to March 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES

Net cash (used in) operating activities	$ (13,078)	$ (7,229)	$ (25,493)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Common shares issued for cash	20,000	-	26,000

Net cash provided by financing activities	20,000	-	26,000

Net increase (decrease) in cash	6,992	(7,229)	507
Cash - beginning balance	-	7,736	-

CASH BALANCE - END OF PERIOD	$ 6,922	$ 507	$ 507

Cash paid for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

LYONS LIQUORS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2011

(UNAUDITED)

(1)        Basis Of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information and Rule 8.03 of Regulation SX. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.  For further information, refer to the consolidated financial statements of the Company as of September 30, 2010, and for the year ended and period from inception through September 30, 2010, including notes thereto.

(2)        Earnings Per Share

The Company calculates net income (loss) per share as required by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods when anti-dilutive common stock equivalents are not considered in the computation.

(3)        Basis of Reporting

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company is in the development stage and has experienced a loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. The Company has no revenues and has incurred net losses through March 31, 2011, aggregating $43,908. In addition, the Company has negative working capital of $28,705 and negative stockholders’ equity of $17,908 at March 31, 2011.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity and develop profitable operations. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional private investments. In addition, the Company is seeking to expand its revenue base. Failure to secure such financing or to raise additional equity capital and to expand its revenue base may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(4) Accrued Expenses

Accrued expenses consist of amounts incurred from normal operations of the business.  As of March 31, 2011, the Company has accrued $29,212 in compensation payable to its president and CEO.

(5) Stockholders’ Equity

Common stock

Common Stock includes 75,000,000 shares authorized at a par value of $0.001.

On January 13, 2010, the Company issued 10,000,000 shares of common stock for cash at $0.001 per share for a total value of $10,000 to its founder.

From January through September 2010, the Company issued 160,000 shares of common stock for cash at $0.10 per share or for a value of $16,000, including 100,000 shares for $10,000 to an affiliate.

1,160,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (180days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                                                                                                                                                                                                                Part II

                                                                                                                                                                                                    Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this Prospectus.  Items marked with an asterisk (*) represent estimated expenses.  We have agreed to pay all the costs and expenses of this offering.  Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee*	8
Legal Fees and Expenses	15,000
Accounting Fees and Expenses*	5,000
Printing, Edgar, Postage, Transfer Agent & Misc*	4,992
Total*	$25,00 0

* Estimated Figures

Indemnification of Directors and Officers

Our Articles of Incorporation and By-laws, subject to the provisions of Nevada law, contain provisions that allow the corporation to indemnify any person under certain circumstances.

Nevada law provides the following:

17-16-851. Authority to indemnify.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

(i) He conducted himself in good faith; and

(ii) He reasonably believed that his conduct was in or at least Not opposed to the corporation's best interests; and

(iii) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(iv) He engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by W.S. 17-16-202(b)(v).

(b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (a)(ii) of this section.

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d) Unless ordered by a court under W.S. 17-16-854(a)(iii) a corporation may not indemnify a director under this section:

(i) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct under subsection (a) of this section; or

30

(ii) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.

(e) Repealed By Laws 1997, ch. 190,ss.3.

17-16-852. Mandatory indemnification.

A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

17-16-853. Advance for expenses.

(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if he delivers to the corporation:

(i) A written affirmation of his good faith belief that he has met the standard of conduct described in W.S. 17-16-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by W.S. 17-16-202(b)(iv); and

(ii) His written undertaking to repay any funds if he is not entitled to mandatory indemnification under W.S. 17-16-852 and it is ultimately determined that he has not met the standard of conduct described in W.S. 17-16-851.

(iii) Repealed By Laws 1997, ch. 190,ss.3.

(b) The undertaking required by paragraph (a)(ii) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c) Authorizations under this section shall be made:

(i) By the board of directors:

(A) If there are two (2) or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote; or

(B) If there are fewer than two (2) disinterested directors, by the vote necessary for action by the board in accordance with W.S. 17-16-824(c), in which authorization directors who do not qualify as disinterested directors may participate; or

(ii) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

17-16-854. Court-ordered indemnification and advance for expenses.

(a) A director who is a party to a proceeding because he is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.  After receipt of an application and after giving any notice it considers necessary, the court shall:

(i) Order indemnification if the court determines that the director is entitled to mandatory indemnification under W.S. 17-16-852;

(ii) Order indemnification or advance for expenses if the court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by W.S. 17-16-858(a); or

31

(iii) Order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable:

(A) To indemnify the director; or

(B) To advance expenses to the director, even if he has not met the standard of conduct set forth in W.S. 17-16-851(a), failed to comply with W.S. 17-16-853 or was adjudged liable in a proceeding referred to in W.S. 17-16-851(d)(i) or (ii), but if he was adjudged so liable his indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

(b) If the court determines that the director is entitled to indemnification under paragraph (a)(i) of this section or to indemnification or advance for expenses under paragraph (a)(ii) of this section, it shall also order the corporation to pay the director's reasonable expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses.  If the court determines that the director is entitled to indemnification or advance for expenses under paragraph (a)(iii) of this section, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

17-16-855. Determination and authorization of indemnification.

(a) A corporation may not indemnify a director under W.S. 17-16-851 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he has met the standard of conduct set forth in W.S. 17-16-851.

(b) The determination shall be made:

(i) If there are two (2) or more disinterested directors, by the board of directors by majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote;

(ii) Repealed By Laws 1997, ch. 190,ss.3.

(iii) By special legal counsel:

(A) Selected in the manner prescribed in paragraph (i) of this subsection; or

(B) If there are fewer than two (2) disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

(iv) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c) Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two (2) disinterested directors, authorization of indemnification shall be made by those entitled under paragraph (b)(iii) of this section to select special legal counsel.

17-16-856. Officers.

(a) A corporation may indemnify and advance expenses under this sub-article to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation:

(i) To the same extent as a director; and

(ii) If he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for:

(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

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(B) Liability arising out of conduct that constitutes:

(I) Receipt by him of a financial benefit to which he is not entitled;

(II) An intentional infliction of harm on the corporation or the shareholders; or

(III) An intentional violation of criminal law.

(iii) A corporation may also indemnify and advance expenses to a Current or former officer, employee or agent who is not a director to the Extent, consistent with public policy that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

(b) The provisions of paragraph (a)(ii) of this section shall apply to an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under W.S. 17-16-852, and may apply to a court under W.S. 17-16-854 for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Our Articles and By-Laws also provide for indemnification to the fullest extent permitted under Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Recent Sales of Unregistered Securities

Upon formation, Ms. Shefali Vibhakar, our founder and president received 10,000,000 shares at par value $.001 of our stock upon formation for $10,000.

During the period from January through September 2010, the Company issued 160,000 shares of common stock for cash at $0.10 per share or for a value of $16,000, including 100,000 shares for $10,000 to an affiliate.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

·	None of these issuances involved underwriters, underwriting discounts or commissions.
·	Restrictive legends were and will be placed on all certificates issued as described above.
·	The distribution did not involve general solicitation or advertising.
·	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

·	Access to all our books and records.
·	Access to all material contracts and documents relating to our operations.
·	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Exhibits

The following Exhibits are filed as part of this Registration Statement.  All Exhibits are filed herewith unless otherwise noted.

Exhibit No.	Document Description
3.1 *	Articles of Incorporation of Lyons Liquors Inc.
3.2 *	Bylaws of Lyons Liquors Inc.
5.1 *	Legal Opinion of Dean Law Corp regarding the legality of the securities being registered.
23.1	Consent of Kingery & Crouse PA, Independent Registered Public Accounting Firm.
23.2 *	Consent of Dean Law Corp. (Contained in Exhibit 5.1 hereto).
99.1 *	Form of Subscription Agreement.

*previously filed

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

Undertakings:

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
5.		That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, in Tampa, Florida on   June 2, 2011 .

Lyons Liquors Inc. By: /s/ Shefali Vibhakar Shefali Vibhakar President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Shefali Vibhakar	President, Chief Executive	June 2, 2011
Shefali Vibhakar	Officer, Secretary, Treasurer,
principal accounting officer,
principal financial officer
and Director